EXHIBIT 24.1
NORTHWEST INDIANA BANCORP
LIMITED POWER OF ATTORNEY
(To Sign and File Registration Statement)
     The undersigned director and/or officer of NORTHWEST INDIANA BANCORP, an Indiana corporation (the “Company”), has filed with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a Registration Statement and related prospectus for the registration of shares to be purchased under the NorthWest Indiana Bancorp Automatic Dividend Reinvestment and Stock Purchase Plan, and does hereby appoint David A. Bochnowski, Chairman and CEO, as the true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign said Registration Statement and related prospectus and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or a substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     IN WITNESS WHEREOF, the undersigned has executed this Limited Power of Attorney this 18th day of July 2007.

/s/ David A. Bochnowski David A. Bochnowski	/s/ Stanley E. Mize Stanley E. Mize
/s/ Robert T. Lowry Robert T. Lowry	/s/ Anthony M. Puntillo Anthony M. Puntillo
/s/ Frank J. Bochnowski Frank J. Bochnowski	/s/ James L. Wieser James L. Wieser
/s/ Leroy F. Cataldi Leroy F. Cataldi
/s/ Lourdes M. Dennison Lourdes M. Dennison
/s/ Don Fesko Don Fesko
/s/ Edward J. Furticella Edward J. Furticella
/s/ Joel Gorelick Joel Gorelick
/s/ Kenneth V. Krupinski Kenneth V. Krupinski

STATE OF INDIANA	) )	SS:
COUNTY OF LAKE	)
     Before me, a notary public, in and for said County and State personally appeared the officers and directors listed above, who executed the above and foregoing Limited Power of Attorney on July 18, 2007.
     Witness my hand and Notarial Seal this 18th day of July, 2007.

My Commission Expires: March 18, 2008	/s/ Joyce M. Barr

Notary Public

Joyce M. Barr

(printed)

Residing in Lake County
INDS01 CVS 792007v3

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